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                                                                    EXHIBIT 10.6

                                     TEKELEC
                              STOCK AWARD AGREEMENT

      This Stock Award Agreement (this "Agreement") is made as of May 23, 2003 (the "Effective Date") by and between Tekelec, a California corporation (the "Company"), and ________________________________ (the "Director").

      WHEREAS, in recognition of the Director's past service and future service to the Company, the Company's Board of Directors has awarded to the Director on the Effective Date 5,000 shares (the "Shares") of the Company's Common Stock, subject to the terms and conditions set forth herein and on the condition that the Director enter into this Agreement with the Company;

      NOW, THEREFORE, IT IS AGREED between the parties as follows:

      1. ACCEPTANCE AND VALUE OF SHARES. The Director hereby accepts the Shares effective as of the Effective Date as additional consideration for his past and future service to the Company. The value of the Shares on the Effective Date for tax, accounting and all other purposes shall be $12.75 per Share (i.e., the closing sales price of the Company's Common Stock on The Nasdaq Stock Market on May 23, 2003).

      2. VESTING OF SHARES. Subject to Section 3 hereof, the Director's right to receive the Shares shall vest cumulatively on the vesting dates and as to the numbers of shares specified below, provided that the Director continues to serve without interruption as a non-employee director of the Company:

                     Number of
Vesting Date      Shares Vesting
------------      --------------
  06/30/03             1,250
  09/30/03             1,250
  12/31/03             1,250
  03/31/04             1,250
                       -----
                       5,000
                       =====

      3. FORFEITURE OF SHARES. If at any time prior to March 31, 2004, the Director ceases to serve as a non-employee director of the Company for any reason, including, without limitation, as a result of his resignation, removal, death, disability or failure to be nominated for re-election or to be re-elected as a director of the Company, then the Director shall forfeit any Shares which are not then vested, which forfeiture shall be effective on the date on which the Director ceases to be a non-employee director of the Company. Upon any forfeiture of the Shares in accordance with this Section 3, the Director shall assign and transfer the Shares to the Company or its assignee.

      4. ISSUANCE AND ESCROW OF SHARES. The Shares shall be evidenced by four stock certificates (the "Stock Certificates"), each of which shall represent 1,250 Shares. The Stock
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Certificates shall be issued in the name of the Director as soon as administratively practicable following the Effective Date and shall be delivered by the Company's transfer agent directly to the Secretary of the Company (the "Secretary"). As security for the Director's faithful performance of the terms of this Agreement and to ensure the availability for delivery of the Shares upon any forfeiture of any of the Shares pursuant to Section 3 hereof, the Director also agrees upon execution of this Agreement to deliver to and deposit with the Secretary four Assignments Separate from Certificate (the "Assignments") duly endorsed (with date left blank) in the form attached hereto as Attachment A. The Secretary shall hold the Shares and the Assignments in an escrow and, within ten days after the date on which any of the Shares vest hereunder, the Secretary shall release from escrow and deliver to the Director the Stock Certificate(s) evidencing such Shares. The escrow shall terminate upon the first to occur of
(i) the Director's forfeiture of any Shares not then vested pursuant to Section 3 hereof or (ii) the date on which all of the Shares are vested (i.e., March 31, 2004). If the escrow terminates upon any forfeiture of Shares pursuant to
Section 3 hereof, the Secretary shall within ten days thereafter release from escrow and deliver to the Company all Stock Certificates representing the forfeited Shares and all Assignments then held in escrow.

      5. RIGHTS AS SHAREHOLDER. Subject to the provisions of this Agreement, the Director shall exercise all rights and privileges of a shareholder of the Company (including voting rights) with respect to the Shares.

      6. CONTINUATION AS A DIRECTOR. Neither the award of the Shares to the Director nor this Agreement shall confer upon the Director any right to continue or to be nominated as a director of the Company or any of its subsidiaries or limit in any respect the right of the Company's shareholders or Board of Directors to remove the Director at any time.

      7. WITHHOLDING. The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable to the Director any taxes required to be withheld by federal, state or local law as a result of the issuance of the Shares to the Director.

      8. NONTRANSFERABILITY PRIOR TO VESTING DATES. The Director may not at any time transfer any Shares which are not then vested or any interest therein by sale, assignment, hypothecation, pledge, donation, operation of law or otherwise, including without limitation pursuant to the laws of descent and distribution.

      9. MISCELLANEOUS.

            (a) This Agreement shall inure to the benefit of the successors and assigns of the Company.

            (b) This Agreement shall be governed by and construed under the laws of the State of California and constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement may only be amended by a writing signed by the parties hereto.
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            (c) If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                       COMPANY:          TEKELEC, a California corporation


                                         By:
                                               ---------------------------------
                                                  Frederick M. Lax
                                                  Chief Executive Officer and
                                                  President

                       DIRECTOR:
                                         ---------------------------------------
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                                  ATTACHMENT A

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________________ One Thousand Two Hundred Fifty (1,250)
shares of the Common Stock of Tekelec, a California corporation (the "Company"), standing in the name of the undersigned on the books of the Company represented by Certificate No. ______ herewith and does hereby irrevocably constitute and appoint ________________________________ attorney to transfer said stock on the books of the Company with full power of substitution in the premises.

Signature:
          ----------------------------

Printed Name:
             -------------------------

Dated:
      --------------------------------